Exhibit 10.1

July 20, 2021

Velocity Acquisition Corp.
109 Old Branchville Road
Ridgefield, CT 06877

Re:	Sponsor Agreement

Ladies and Gentlemen:

This letter (this “Sponsor Agreement”) is being delivered to you in connection with that certain Business Combination Agreement dated as of the date hereof, by and among Velocity Acquisition Corp., a Delaware corporation (“Velocity”), BBQ Holding, LLC (the “Company”) and the other parties thereto (the “Business Combination Agreement”) and hereby amends and restates in its entirety that certain letter, dated February 22, 2021 from Velocity Sponsor, LLC (the “Sponsor”) and each of the undersigned individuals, each of whom is a member of Velocity’s board of directors and/or management team (each, an “Insider” and collectively, the “Insiders”) to Velocity (the “Prior Letter Agreement”). Certain capitalized terms used herein are defined in paragraph 1 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement.

In order to induce the Company and Velocity to enter into the Business Combination Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Velocity and the Insiders hereby agrees with the Company as follows:

1. As used herein: (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving Velocity and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares, (iii) “Charter” shall mean Velocity’s amended and restated certificate of incorporation, as it may be amended from time to time; (iv) “Commission” means the U.S. Securities and Exchange Commission, (v) “Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of Velocity (“Class A Common Stock”) and Class B common stock, par value $0.0001 per share, of Velocity (“Class B Common Stock”); (vi) “Existing Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of February 22, 2021, by and among Velocity, the Sponsor and the other parties signatory thereto; (vii) “Founder Shares” shall mean the [5,750,000] shares of Class B Common Stock beneficially owned by the Sponsor; (viii) “Private Placement Warrants” shall mean the [4,400,000] warrants beneficially owned by the Sponsor; (ix) “Prospectus” shall mean the registration statement on Form S-1 and prospectus filed by Velocity with the Commission in connection with the Public Offering; (x) “Public Offering” shall mean the underwritten initial public offering of [23,000,000] of Velocity’s units (including the issuance of 3,000,000 units as a result of the Underwriters’ (as defined in the Prior Letter Agreement) exercise of their over-allotment option in full) (the “Units”), each comprised of one share of Common Stock and one-third of one Warrant; (xi) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (xii) “Public Warrant” shall mean each whole warrant that entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as described in the Prospectus; (xiii) “Transfer” shall mean the, direct or indirect, voluntary or involuntary, (a) transfer, assignment or sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase, distribute or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); (xiv) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (xv) “Warrants” shall mean the Private Placement Warrants and Public Warrants.

2. Each of the Sponsor and each Insider hereby unconditionally and irrevocably agrees: (i) that at any duly called meeting of the stockholders of Velocity (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of Velocity requested by Velocity’s board of directors or undertaken as contemplated by the transactions contemplated by the Business Combination Agreement and any Related Document (the “Transactions”), the Sponsor and each such Insider shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause all of its, his or her shares of Capital Stock to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all of its, his or her shares of Capital Stock (a) in favor of the adoption of the Business Combination Agreement and approval of the Transactions (and any actions required in furtherance thereof), (b) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant, obligation or agreement of Velocity contained in the Business Combination Agreement, (c) in favor of any other proposals set forth in Velocity’s proxy statement to be filed by Velocity with the SEC relating to the Transactions (including any proxy supplements thereto, the “Proxy Statement”), (d) for any proposal to adjourn or postpone the applicable stockholder meeting to a later date if (and only if) (1) there are not sufficient other votes for approval of the Business Combination Agreement and any other proposals related thereto as set forth in the Proxy Statement on the dates on which such meetings are held or (2) the closing conditions in Section [8.1(c)] of the Business Combination Agreement has not been satisfied, and (e) except as set forth in the Proxy Statement, against the following actions or proposals: (1) any Alternative Transaction or any proposal in opposition to approval of the Business Combination Agreement or in competition with or inconsistent with the Business Combination Agreement; and (2) (A) any change in the present capitalization of Velocity or any amendment of the Charter, except to the extent expressly permitted under the Business Combination Agreement, (B) any liquidation, dissolution or other change in Velocity’s corporate structure or business, (C) any action, proposal, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Sponsor or such Insider under this Sponsor Agreement, or (D) any other action or proposal involving Velocity or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect the Transactions and (ii) not to redeem, elect to redeem or tender or submit any of its shares of Common Stock owned by it, him or her for redemption in connection with such stockholder approval or proposed Business Combination, or in connection with any vote to amend the Charter. Prior to any valid termination of the Business Combination Agreement, (x) the Sponsor and each Insider shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Transactions and the other transactions contemplated by the Business Combination Agreement and on the terms and subject to the conditions set forth therein, and (y) the Sponsor and each Insider shall be bound by and comply with Sections [7.10] (Exclusivity) and [7.3] (Confidentiality) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Person were a signatory to the Business Agreement with respect to such provisions. If Velocity seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any shares of Capital Stock owned by it, him or her in connection therewith. The obligations of the Sponsor and the Insiders specified in this paragraph 2 shall apply whether or not the Transactions or any action described above is recommended by Velocity’s board of directors.

3. Each of the Sponsor and each Insider hereby agrees that in the event that Velocity fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by Velocity’s stockholders in accordance with the Charter, the Sponsor and each Insider shall take all reasonable steps to cause Velocity to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the shares of Class A Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Velocity to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Velocity’s remaining stockholders and Velocity’s board of directors, liquidate and dissolve, subject in each case to Velocity’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. Each of the Sponsor and each Insider agrees to not propose any amendment to the Charter to modify the substance or timing of Velocity’s obligation to redeem 100% of the Offering Shares if Velocity does not complete a Business Combination within the required time period set forth in the Charter or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity, unless Velocity provides its Public Stockholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Velocity to pay its taxes, divided by the number of then outstanding Offering Shares.

Each of the Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of Velocity as a result of any liquidation of Velocity with respect to the Founder Shares held by it, him or her. Each of the Sponsor and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with (A) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination, or (B) a stockholder vote to approve an amendment to the Charter to modify the substance or timing of Velocity’s obligation to redeem 100% of the Offering Shares if Velocity has not consummated a Business Combination within the time period set forth in the Charter or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity or in the context of a tender offer made by Velocity to purchase Offering Shares (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if Velocity fails to consummate a Business Combination within the time period set forth in the Charter).

4. Without limiting their obligations under paragraph 7 below, during the period commencing on the date hereof and ending on the earlier of (a) the valid termination of the Business Combination Agreement or (b) the Closing, each of the Sponsor and each Insider shall not, without the prior written consent of the Company, Transfer any Units, shares of Capital Stock, Warrants to purchase shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her. In the event that (i) any shares of Capital Stock, Warrants or other equity securities of Velocity are issued to the Sponsor or any Insider after the date hereof pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of Capital Stock of, on or affecting the shares of Capital Stock owned by the Sponsor or any Insider or otherwise, (ii) the Sponsor or any Insider purchases or otherwise acquires beneficial ownership of any shares of Capital Stock, Warrants or other equity securities of Velocity after the date hereof or (iii) the Sponsor or any Insider acquires the right to vote or share in the voting of any shares of Capital Stock, Warrants or other equity securities of Velocity after the date hereof (such shares of Capital Stock, Warrants or other equity securities of Velocity described in clauses (i), (ii) and (iii), the “New Shares”), then such New Shares acquired or purchased by the Sponsor or any Insider shall be subject to the terms of this paragraph 4 and paragraph 2 above to the same extent as if they constituted the Capital Stock or Warrants owned by the Sponsor or any Insider as of the date hereof

5. In the event of the liquidation of the Trust Account upon the failure of Velocity to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless Velocity against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which Velocity may become subject as a result of any claim by (i) any third party for services rendered or products sold to Velocity (other than Velocity’s independent registered public accounting firm) or (ii) any prospective target business with which Velocity has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of Velocity by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under Velocity’s indemnity of the Underwriters (as defined in the Prior Letter Agreement) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to Velocity if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies Velocity in writing that it shall undertake such defense.

6. The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriters (as defined in the Prior Letter Agreement), Velocity and, prior to any valid termination of the Business Combination Agreement, the Company, would be irreparably injured in the event of a breach by the Sponsor or an Insider of its, his or her obligations under paragraphs 2, 3, 4, 5, 6, 7, 9 and 12, as applicable, of this Sponsor Agreement (with respect to the Underwriters (as defined in the Prior Letter Agreement), only such provisions as were contained in the Prior Letter Agreement), (ii) monetary damages may not be an adequate remedy for such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any shares of Class A Common Stock issuable upon conversion thereof) until the earlier of (i) 180 days after the completion of Velocity’s initial Business Combination (if the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Business Combination Agreement)) or the Closing, as applicable, or (ii) subsequent to the initial Business Combination the date on which Velocity completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of Velocity’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”). Notwithstanding this paragraph 7(a), any Sponsor Earnout Shares shall not be Transferred until such Sponsor Earnout Shares are vested in accordance with this paragraph 7, the Charter, the Business Combination Agreement and/or the Registration Rights Agreement.

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or any share of Class A Common Stock issued or issuable upon the exercise of the Private Placement Warrants), until 30 days after the completion of a Business Combination (if the Closing does not occur for any reason (including, without limitation, as a result of the valid termination of the Business Combination Agreement)) or the Closing, as applicable (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding anything to the contrary in this Sponsor Agreement, if either (i) any waiver, release, termination, shortening or other amendment or modification occurs which improves the terms of the lock-up under Section 4.5 of the Amended PubCo Charter and Section 10.7(d) of the Amended LLC Agreement (the “Seller Lock-Up”), or (ii) the Company waives, releases, terminates, shortens, or otherwise amends or modifies the Seller Lock-Up as to any such Company stockholder (each of the events in (i) or (ii), a “Release”), then the Release shall apply pro rata and on the same terms to the lock-up on the Founder Shares and the provisions of this paragraph 7 shall be deemed immediately and automatically waived, released, terminated, shortened, amended or modified, as the case may be, without further action of the parties. For the avoidance of doubt, the provisions of this paragraph 7 shall not be deemed waived, released, terminated, shortened, amended or modified if any such waiver, release, termination, shortening, amendment or modification would be materially adverse to the holders of Founder Shares; provided, however, that in any such circumstances the holders of Founder Shares shall be granted equal opportunity to participate in such Release on equal terms to the parties thereto prior to the effectiveness thereof. Prior to any such amendment to the Seller Lock-Up and this Agreement, the Company will provide reasonable advance written notice (in no case less than five (5) Trading Days) to any holder of Founder Shares indicating that the Company plans to take a specified action with respect to the Seller Lock-Up and this Agreement and setting forth the terms of any such amendment.

(d) Notwithstanding the provisions set forth in paragraphs 4, 7(a) and (b), but subject to the provisions set forth in paragraph 7(d), (i) upon the valid termination of the Business Combination Agreement, the following Transfers of the Founder Shares, Private Placement Warrants and shares of Class A Common Stock issued or issuable upon the exercise of the Private Placement Warrants or the conversion of the Founder Shares that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to Velocity’s officers or directors, any affiliate or family member of any of Velocity’s officers or directors, any affiliate of the Sponsor or to any members or partners of the Sponsor or any of their affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization (for purposes of this Sponsor Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents)); (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of Velocity’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; or (h) in the event of Velocity’s completion of a liquidation, merger, capital stock exchange or other similar transaction which results in all of Velocity’s public stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property subsequent to Velocity’s completion of an initial Business Combination; provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with Velocity agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Sponsor Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

(e) Earnout Provisions. The Sponsor agrees that, as of the Closing, 20% of the remaining Founder Shares (including, for the avoidance of doubt, the shares of Common Stock issuable upon the conversion of the Founder Shares at the Closing in accordance with the Charter) held by the Sponsor after giving effect to paragraphs (g) and (h) below (the “Sponsor Earnout Shares”) shall be subject to the following vesting and forfeiture provisions. The Sponsor agrees that it shall not (and will cause its Affiliates not to) Transfer any Sponsor Earnout Shares prior to the later of (x) the expiration of the Founder Shares Lock-up Period and (y) the date such Sponsor Earnout Shares are released pursuant to this paragraph 7(e). The Sponsor acknowledges that the Sponsor Earnout Shares shall be legended to reflect that such shares are subject to vesting restrictions pursuant to this Sponsor Agreement.

(i) Vesting. The Sponsor Earnout Shares shall vest as follows: (A) 50% of the Sponsor Earnout Shares shall be released (1) at such time as the closing price of the Class A Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period on or before the date that is five years after the Closing Date or (2) in the event there is a Company Sale where the Company Sale Price for acquisition of the PubCo Class A Common Stock is greater than or equal to $12.50 per PubCo Class A Common Stock and (B) the remaining 50% of the Sponsor Earnout Shares shall be released (1) at such time as the closing price of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading day period on or before the date that is five years after the Closing Date or (2) in the event there is a Company Sale where the Company Sale Price for acquisition of the PubCo Class A Common Stock is greater than or equal to $15.00 per PubCo Class A Common Stock.

(ii) Forfeiture. Any Sponsor Earnout Shares that are not released in accordance with this paragraph 7(d)(i) on or before the date that is five years after the Closing Date will be forfeited immediately following the five-year anniversary of the Closing Date. Sponsor Earnout Shares that are forfeited pursuant to paragraph 7(d)(i) shall be transferred by Sponsor to Velocity, without any consideration for such Transfer, and cancelled.

(f) Waiver of Conversion Ratio Adjustment.

(1) (A) Section 4.3(b)(i) of the Charter provides that each share of Class B Common Stock shall automatically convert into one share of Common Stock (the “Initial Conversion Ratio”) at the time of the Business Combination, and (B) Section 4.3(b)(ii) of the Charter provides that the Initial Conversion Ratio shall be adjusted (the “Adjustment”) in the event that additional shares of Common Stock are issued in excess of the amounts offered in Velocity’s initial public offering of securities or in connection with the closing of the initial Business Combination such that the Sponsor and the Insiders shall continue to own 25% of the issued and outstanding shares of Capital Stock after giving effect to such issuance.

(2) As of and conditioned upon the Closing, the Sponsor and each Insider hereby irrevocably relinquishes and waives any and all rights the Sponsor and each Insider has or will have under Section 4.3(b)(ii) of the Charter to receive shares of Common Stock in excess of the number issuable at the Initial Conversion Ratio upon conversion the existing Class B Common Stock held by him, her or it, as applicable, in connection with the Closing as a result of any Adjustment, and, as a result, the shares of Class B Common Stock shall convert into shares of Common Stock (or such equivalent security) at Closing on a one-for-one basis.

(g) The Sponsor agrees that if the amount of available cash delivered by Velocity from the Trust Account at Closing (after satisfying any redemptions) is less than $200,000,000, the Sponsor shall forfeit such number of Founder Shares as determined by multiplying (x) 1,150,000 by (y) a fraction, (i) the numerator of which is the difference between $200,000,000 minus the cash delivered from the Trust Account at Closing (after satisfying any redemptions) and (ii) the denominator of which is $50,000,000; provided, that the total number of Founder Shares to be forfeited will not exceed 1,150,000 shares. Any Founder Shares that are forfeited pursuant to this paragraph 7(g) shall be transferred by Sponsor to Velocity, without any consideration for such Transfer, and cancelled.

(h) The Sponsor agrees that if the Velocity Transaction Costs (excluding the cost of the premium of the D&O Tail), as of immediately prior to the Closing, are greater than $17,500,000, the Sponsor shall, at its sole option: (x) cancel a number of Common Stock currently held by Sponsor having a value equal to such excess (with such shares of Common Stock valued at $10.00 per share) or (y) pay such excess in cash to the Company concurrently with the Closing for no further consideration.

8. Each of the Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to Velocity (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. Each Insider’s questionnaire furnished to Velocity is true and accurate in all material respects. Each of the Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities; and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of Velocity, shall receive from Velocity any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of Velocity’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the initial Business Combination and each of which shall, as of and in connection with the Closing, be paid off in full and no further liabilities or obligations in respect thereof shall be due and owing by Velocity or the Company or any of its Subsidiaries from and after the Closing: repayment of a loan and advances up to an aggregate of $300,000 made to Velocity by the Sponsor; payments to the Sponsor for certain office space, secretarial and administrative services as may be reasonably required by Velocity of $10,000 per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial Business Combination, and repayment of loans, if any, and on such terms as to be determined by Velocity from time to time, made by the Sponsor or an affiliate of the Sponsor or any of Velocity’s officers or directors to finance transaction costs in connection with an intended initial Business Combination, provided that, if Velocity does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by Velocity to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period. During the period commencing on the date hereof and ending on the earlier of (i) the consummation of the Closing and (ii) the valid termination of the Business Combination Agreement, the Sponsor and each Insider agrees not to enter into, modify or amend any Contract between or among the Sponsor, any Insider, anyone related by blood, marriage or adoption to any Insider or any Affiliate of any such Person (other than Velocity or any of its Subsidiaries), on the one hand, and Velocity or any of its Subsidiaries, on the other hand, that would contradict, limit, restrict or impair (x) any party’s ability to perform or satisfy any obligation under this Sponsor Agreement or (y) the Company’s or Velocity’s ability to perform or satisfy any obligation under the Business Combination Agreement.

10. Each of the Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Agreement and, as applicable, to serve as an officer and/or director on the board of directors of Velocity.

11. This Sponsor Agreement and the other agreements referenced herein (including the Registration Rights Agreement) constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, the Prior Letter Agreement. This Sponsor Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto and the Company, it being acknowledged and agreed that the Company’s execution of such an instrument will not be required after any valid termination of the Business Combination Agreement.

12. Except as otherwise provided herein, no party hereto may assign either this Sponsor Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties and the Company (except that, following any valid termination of the Business Combination Agreement, no consent from the Company shall be required). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Agreement shall be binding on Velocity, the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

13. Nothing in this Sponsor Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Sponsor Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Sponsor Agreement shall be for the sole and exclusive benefit of Velocity, the Sponsor and the Insiders (and, prior to any valid termination of the Business Combination Agreement, the Company) and their successors, heirs, personal representatives and assigns and permitted transferees. Notwithstanding anything herein to the contrary, each of Velocity, the Sponsor and each Insider acknowledges and agrees that the Company is an express third party beneficiary of this Sponsor Agreement and may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the provisions set forth in this Sponsor Agreement as though directly party hereto.

14. This Sponsor Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. This Sponsor Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

16. This Sponsor Agreement, and all claims or causes of action (each, an “Action”) based upon, arising out of, or related to this Sponsor Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Sponsor Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Sponsor Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or email transmission to the receiving party’s address or email address set forth above or on the receiving party’s signature page hereto; provided that any such notice, consent or request to be given to Velocity or the Company at any time prior to the valid termination of the Business Combination Agreement shall be given in accordance with the terms of Section 10.3 (Notices) of the Business Combination Agreement.

18. This Sponsor Agreement shall terminate on the earlier of (i) termination of the Business Combination Agreement (in which case this Sponsor Agreement shall be of no force or effect and shall revert to the Prior Letter Agreement), (ii) the latest of (x) the expiration of the Lock-up Periods and (y) the release of the Sponsor Earnout Shares, or (iii) the liquidation of Velocity; provided, however, that paragraph 5 of this Sponsor Agreement shall survive such liquidation; provided, further, that no such termination shall relieve the Sponsor, any Insider or Velocity from any liability resulting from a breach of this Sponsor Agreement occurring prior to such termination.

19. Each of the Sponsor and the Insiders hereby represents and warrants (severally and not jointly as to itself, himself or herself only) to Velocity and the Company as follows: (i) if such Person is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Person’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Person; (ii) if such Person is an individual, such Person has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder; (iii) this Sponsor Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (iv) the execution and delivery of this Sponsor Agreement by such Person does not, and the performance by such Person of his, her or its obligations hereunder will not, (A) if such Person is not an individual, conflict with or result in a violation of the organizational documents of such Person, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Person or such Person’s Founder Shares or Private Placement Warrants, as applicable), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (v) there are no Actions pending against such Person or, to the knowledge of such Person, threatened against such Person, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Sponsor Agreement; (vi) except as disclosed in the Velocity Disclosure Letter, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from such Person, Velocity, any of its Subsidiaries or any of their respective Affiliates in connection with the Business Combination Agreement or this Sponsor Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of such Person, on behalf of such Person, for which Velocity, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vii) such Person has had the opportunity to read the Business Combination Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors; (viii) such Person has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Person’s obligations hereunder; (ix) except as otherwise described in this Sponsor Agreement, such Person has the direct or indirect interest in all of its, his or her Common Stock or Warrants and Founder Shares and Private Placement Warrants, which are held through the Sponsor, the Sponsor has good title to all such Founder Shares and Private Placement Warrants and any Common Stock or Warrants held by the Sponsor, and there exist no Encumbrances or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act) affecting any such securities, other than pursuant to (A) this Sponsor Agreement, (B) the Charter, (C) the Business Combination Agreement, (D) the Existing Registration Rights Agreement, or (E) any applicable securities laws; (x) the Founder Shares and Private Placement Warrants listed on Annex A are the only equity securities in Velocity (including, without limitation, any equity securities convertible into, or which can be exercised or exchanged for, equity securities of Velocity) owned of record or beneficially owned by such Person as of the date hereof and such Person has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) such Founder Shares and Private Placement Warrants and none of such Founder Shares or Private Placement Warrants is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Founder Shares or Private Placement Warrants, except as provided in this Sponsor Agreement; the Sponsor and each Insider hereby agrees to supplement Annex A from time to time to the extent that the Sponsor or any Insider acquires additional securities in Velocity; and (xi) such Person is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

20. If, and as often as, there are any changes in Velocity, the Common Stock, the Founder Shares or the Private Placement Warrants by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Velocity, Velocity’s successor or the surviving entity of such transaction, the Common Stock, the Founder Shares or the Private Placement Warrants, each as so changed. For the avoidance of doubt, such equitable adjustment shall be made to the performance criteria set forth in paragraph 7(d).

21. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

22. It is acknowledged and agreed that each Insider is acting in its, his or her capacity as stockholders, and that nothing will prevent each Insider from complying with its, his or her fiduciary duties as directors; and (i) each Insider shall not be responsible for the actions of Velocity or its board of directors (or any committee thereof), any Subsidiary of Velocity, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Velocity Related Parties”), including with respect to any of the matters contemplated by paragraph 7 of this Sponsor Agreement, (ii) such Insider makes no representations, warranties, covenants or agreements with respect to the actions of Velocity or any of the Velocity Related Parties, and (iii) any breach by Velocity of its obligations under the Business Combination Agreement shall not, in and of itself, be considered a breach of paragraph 7 (it being understood for the avoidance of doubt that such stockholder shall remain responsible for any breach by such stockholder or his, her or its Representatives of paragraph 7 hereof).

23. Except for any Actions, obligations or losses pursuant to the Business Combination Agreement or any Related Document by any party(ies) thereto against any other party(ies) on the terms and subject to the conditions therein, all Actions, obligations or losses (whether in Contract, in tort, in Law or in equity, or granted by statute whether by or though attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to (i) this Sponsor Agreement, (ii) the negotiation, execution or performance of this Sponsor Agreement (including any representation or warranty made in connection with, or as inducement to, this Sponsor Agreement), and (iii) any breach or violation of this Sponsor Agreement, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as Parties. Except as expressly provided in this Sponsor Agreement or any Related Document, in furtherance and not in limitation of the foregoing, and notwithstanding the fact that certain of the Parties may be partnerships or limited liability companies, each Party covenants, agrees and acknowledges that no recourse under this Sponsor Agreement, any Related Document or any documents or instruments delivered in connection with this Sponsor Agreement or any Related Document shall be had against any Party’s Affiliates or any of such Party’s or such Parties Affiliates’ former, current or future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, members, managers, general or limited partners or assignees (each a “Related Party” and collectively, the “Related Parties”), in each case other than the Parties and each of their respective successors and permitted assignees under this Sponsor Agreement (and, in the case of any Related Document, the applicable Parties thereto and each of their respective successors and permitted assigns), whether in Contract, tort, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any Party under this Sponsor Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this paragraph 23 shall relieve or otherwise limit the liability of any Party or any of their respective successors or permitted assigns for any breach or violation of its obligations under such agreements, documents or instruments.

[Signature Page Follows]

Sincerely,

SPONSOR:

VELOCITY SPONSOR LLC

By:	/s/ Garrett Schreiber
Name: Garrett Schreiber
Title: Member

INSIDERS:

By:	/s/ Adrian Covey
	Name:	Adrian Covey
Address:

Email:

By:	/s/ Judge Graham
	Name:	Judge Graham
Address:

Email:

By:	/s/ Nicholas Brien
	Name:	Nicholas Brien
Address:

Email:

By:	/s/ Garrett Schreiber
	Name:	Garrett Schreiber
Address:

Email:

By:	/s/ Sanjay Chadda
	Name:	Sanjay Chadda
Address:

Email:

By:	/s/ Carla Hendra
	Name:	Carla Hendra
Address:

Email:

By:	/s/ Michael Lastoria
	Name:	Michael Lastoria
Address:

Email:

By:	/s/ Steve Kassin
	Name:	Steve Kassin
Address:

Email:

By:	/s/ Ramin Arani
	Name:	Ramin Arani
Address:

Email:

By:	/s/ Sandy Beall
	Name:	Sandy Beall
Address:

Email:

Acknowledged and Agreed:

VELOCITY ACQUISITION CORP.

By:	/s/ Garrett Schreiber
	Name:	Garrett Schreiber
	Title:	Chief Financial Officer

Annex A

	Founder Shares*	Private Placement Warrants
Velocity Sponsor LLC	[5,750,000] Class B Common Stock	[4,400,000]

* Includes shares of Common Stock issued or issuable upon the conversion of the Founder Shares.